UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

International Paper Company

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April 26, 2024

Colleagues across EMEA,

I remember a saying from my childhood that “there are decades where nothing happens and weeks when decades happen”. I feel like we are living in one of those times since my last quarterly update message to you! There are so many exciting things happening around the Corporation, let me share with you my perspective on some of them.

Firstly, we had a good quarter in EMEA in our safety and commercial performance. Our financial results were in line with expectations and better than Q1 of last year and better than budget. I am encouraged by this and all your efforts. Volume demand is slightly up year on year but I would characterize it as sluggish. There are many reasons we have achieved the good performance this quarter but I would like to highlight a few. Firstly, we continue to benefit from low energy costs. It’s hard to believe it but we are almost back to where energy costs were before the Ukraine invasion. Secondly, you have all risen to the challenge to manage our cost base. All your efforts on tight financial control and disciplined approach to T&E has really shown in our bottom line results. In particular the efficiency efforts and cost reductions drive at the Madrid mill to manage direct costs have yielded world class results. I know these decisions have not been easy for any of us. But they are making an impact. Thank you for all your efforts in this regard. We need to maintain this cost discipline into Q2 and stay focused on the customer. Please reach out to me directly if you have any concerns about this.

On a positive note our safety performance for the first three months of the year showed continuous signs of resiliency. We had 7 recordable and Zero LIFE incidents. This represents two successive quarters that were significantly better than our historical trend of 10 recordables per quarter. Success leaves clues. These results don’t just happen in a vacuum. It is the result of Making Change Happen and Caring for one another. I couldn’t be happier to see this positive trend. But as we all know safety is a continuous journey. Take one day, one project, one activity at a time. Stay focused. Intervene if you see something looks unsafe. Look after one another out there.

Elsewhere in the Corporation we have announced that Andy Silvernail will be our new CEO effective May 1st. Selecting a new CEO is one of the Boards most important responsibilities. They have chosen a candidate with over two decades of experience leading global manufacturing and tech based companies. Andy has a strong track record of success in helping talented organizations achieve next level performance. I have met Andy personally as part of his early onboarding and have been really impressed. He is approachable, energetic, candid and curious. His character and values are well aligned with ours. He is the right leader to take us into the future. It is also great that Mark will remain our Chairman in the near term for continuity and a smooth transition.

Speaking of the future let me share with you my opinion on the news that we have reached an agreement to acquire DS Smith, creating a truly global leader in sustainable packaging solutions. This is a logical next step in our strategy to drive profitable growth by strengthening our global packaging business. Furthermore it enables our mission to transform renewable resources into products people depend on and use every day. If the deal is completed it would dramatically change IP in EMEA with a far greater offering and service to customers and career development opportunities for our people. This move by our senior leadership supported by our Board of Directors is a direct reflection on how confident they are in growing EMEA and are emboldened by the promising results we have shown recently. That gives them confidence to invest further in this region of the world. That is a direct result of all your hard work. We need to keep it up.

We expect to close the transaction by the fourth quarter of 2024, subject to the approval of IP and DS Smith shareholders, as well as customary closing conditions and regulatory clearances in Europe and the U.S. After that, we can focus on integration and synergies realization.

Until then we need to respect the highly confidential nature of these discussions and other important legal sensitivities. I cannot stress this enough. When the time is right we will communicate more. It is imperative that both International Paper and DS Smith continue to operate as separate companies.

We have busy quarter ahead of us. Stay focused on our business as usual. We need to continue improving our results, achieve targeted capital returns and convince our shareowners that IP and IP EMEA is good investment for the future.

With the greatest respect for all that you continue to do.

Stay safe

Ksenia

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking” statements concerning future events and financial performance. All statements other than statements of historical fact or relating to present facts or current conditions are forward-looking statements, including any statements regarding guidance and statements of a general economic or industry-specific nature. Forward-looking statements give International Paper Company’s (“International Paper”) current expectations and projections with respect to the financial condition, results of operations, business and certain plans and objectives of International Paper.

These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. These statements are based on assumptions and assessments made by International Paper in light of their experience and their perception of historical trends, current conditions, future developments and other factors they believe appropriate, and therefore are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied by those forward-looking statements.

Forward-looking statements often use forward-looking or conditional words such as “anticipate”, “target”, “expect”, “forecast”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “will”, “continue”, “may”, “can”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) the ability of International Paper and DS Smith plc (“DS Smith”) to consummate the combination in a timely manner or at all; (ii) the satisfaction (or waiver) of conditions to the consummation of the combination; (iii) adverse effects on the market price of International Paper’s or DS Smith’s operating results, including because of a failure to complete the combination; (iv) the effect of the announcement or pendency of the combination on International Paper’s or DS Smith’s business relationships, operating results and business generally; (v) future capital expenditures, expenses, revenues, economic performance, synergies, financial conditions, market growth, dividend policy, losses and future prospects; (vi) business and management strategies and the expansion and growth of the operations of the International Paper group or the DS Smith group; and (vii) the effects of government regulation on the business of the International Paper group or the DS Smith group. There are many factors which could cause actual results to differ materially from those expressed or implied in forward looking statements. Among such factors are changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals.

These forward-looking statements are not guarantees of future performance and are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this document. All subsequent oral or written forward-looking statements attributable to International Paper or DS Smith or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither International Paper nor DS Smith undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

International Paper’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, contains additional information regarding forward-looking statements and other risk factors with respect to International Paper.

Additional Information

This document may be deemed to be solicitation material in respect of the combination, including the issuance of new shares of common stock of International Paper, par value $1.00 per share (the “Share Issuance”) in connection with the combination. In connection with the Share Issuance, International Paper expects to file a proxy statement on Schedule 14A, including any amendments and supplements thereto (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”). To the extent International Paper effects the combination as a scheme of arrangement under the laws of the United Kingdom, the Share Issuance would not be expected to require registration under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that International Paper determines to conduct the combination pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the Share Issuance. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNATIONAL PAPER, THE COMBINATION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by International Paper with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by International Paper with the SEC at https://www.internationalpaper.com/investors.

Participants in the Solicitation

International Paper and its directors, officers and employees, including Christopher M. Connor, Ahmet C. Dorduncu, Ilene S. Gordon, Anders Gustafsson, Jacqueline C. Hinman, Clinton A. Lewis, Jr., Kathryn D. Sullivan, Anton V. Vincent and Ray G. Young, all of whom are members of International Paper’s board of directors, as well as Mark S. Sutton, Chief Executive Officer and Chairman of International Paper’s board of directors, and Timothy S. Nicholls, Senior Vice President and Chief Financial Officer may be deemed participants in the solicitation of proxies from International Paper’s stockholders in respect of the combination, including the Share Issuance. Information regarding International Paper’s directors and executive officers is contained in (i) the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 of International Paper, which was filed with the SEC on February 16, 2024 and (ii) the “Item 1 – Election of 9 Directors,” “Compensation Discussion & Analysis (CD&A),” and “Security Ownership of Management” sections in the definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders of International Paper, which was filed with the SEC on April 2, 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement relating to the combination when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and International Paper’s website at https://www.internationalpaper.com/investors.